Exhibit 99.1

BMC Software Signs Definitive Agreement

to be Acquired for $46.25 per Share in Cash

Transaction with private investor group valued at $6.9 Billion

BOSTON, NEW YORK CITY, SAN FRANCISCO, SINGAPORE and HOUSTON – May 6, 2013 – BMC Software (NASDAQ: BMC) (“the Company”) has signed a definitive agreement to be acquired by a private investor group led by Bain Capital and Golden Gate Capital together with GIC Special Investments Pte Ltd (“GIC”) and Insight Venture Partners (collectively, the “Investor Group”).

Under the terms of the agreement, affiliates of the Investor Group will acquire all outstanding BMC common stock for $46.25 per share in cash, or approximately $6.9 billion, representing an attractive premium to the Company’s unaffected stock price. The agreement was approved by unanimous vote of those directors present.

“After a thorough review of strategic alternatives, the BMC board of directors is pleased to reach this agreement, which provides shareholders with immediate and substantial cash value, as well as a premium to our unaffected share price,” said Bob Beauchamp, chairman and chief executive officer at BMC. “BMC believes the opportunity to become a private company will provide additional flexibility and position us to invest more strategically to drive powerful innovation and deliver cutting edge customer solutions. We look forward to working closely with all parties to complete this transaction and enter into our next chapter of growth and industry leadership.”

Elliott Management, which owns 9.6 percent of the BMC common stock, has agreed to vote its shares in favor of the transaction. Jesse Cohn, portfolio manager, said: “Elliott applauds the BMC Software board and executive leadership for delivering this value-maximizing outcome for stockholders, which both contains a go-shop provision and reflects what we believe is a substantial premium to BMC’s unaffected stock price. Credit also goes to Bain Capital, Golden Gate Capital, GIC and Insight Venture Partners for recognizing this exciting investment opportunity. This deal represents a tremendous outcome for BMC’s employees, customers and stockholders.”

“BMC is the only enterprise software vendor that can go from mainframe to mobile, with solutions that help IT drive real business innovation and optimize operations management and employee productivity,” said Ian Loring, managing director at Bain Capital. “We and the rest of the Investor Group look forward to working with the management team and employees of BMC to execute additional growth strategies designed to expand the Company’s capabilities and enhance its relationships with customers and partners around the world.”

“BMC is an innovative leader in IT operations management and has strong leadership positions in growing segments such as cloud management, service management and workload automation,” said Prescott Ashe, managing director of Golden Gate Capital. “We are excited to work with the management team and employees to accelerate BMC’s growth and strengthen its position as the best-in-class provider of IT management software for heterogeneous environments.”

There is no financing condition associated with the proposed acquisition. Credit Suisse, RBC Capital Markets and Barclays have agreed to provide debt financing in connection with the transaction.

The transaction, which is expected to close later this year, is subject to approval from BMC shareholders, regulatory approvals and other customary closing conditions.

Under the terms of the agreement, for a period of 30 calendar days, BMC may solicit alternative proposals from third parties. BMC does not anticipate that it will disclose any developments with regard to this process unless and until the BMC board of directors makes a decision with respect to a potential superior proposal. There are no guarantees that this process will result in a superior proposal.

Morgan Stanley & Co. LLC and BofA Merrill Lynch are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to BMC. Qatalyst Partners, Credit Suisse, RBC Capital Markets and Barclays are serving as financial advisors to the Investor Group. Kirkland & Ellis LLP is serving as legal counsel and PwC LLP is serving as accounting advisor to the Investor Group. Sidley Austin LLP is serving as legal advisor to GIC. Willkie Farr & Gallager LLP is the legal advisor for Insight Venture Partners.

BMC will release results for Q4FY13 on or before May 7, 2013. Due to the pending transaction, BMC will not host an investor call.

Business Runs on IT. IT Runs on BMC Software.

More than 20,000 IT organizations – from the Global 100 to the smallest businesses – in over 120 countries rely on BMC Software (NASDAQ: BMC) to manage their business services and applications across distributed, mainframe, virtual and cloud environments. With the industry’s broadest choice of leading IT management solutions, including the award-winning Cloud Management and MyIT offerings, BMC helps customers cut costs, reduce risk and achieve business objectives. For the four fiscal quarters ended March 31, 2013, BMC revenue was $2.2 billion. www.bmc.com

About Bain Capital, LLC

Bain Capital, LLC is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity, credit products and absolute return with approximately $70 billion in assets under management. Bain Capital has a team of over 300 professionals dedicated to investing and to supporting its portfolio companies. Since its inception in 1984, Bain Capital has made private equity, growth, and venture capital investments in over 450 companies around the world, including such leading technology and software companies as SunGard Data Systems, NXP, LinkedIn, SolarWinds, SurveyMonkey, SevOne, DynaTrace Software, WorldPay, Skillsoft, MYOB, Applied Systems, Archer Technologies and Cerved Group SpA. The firm has offices in Boston, New York, Chicago, Palo Alto, London, Munich, Tokyo, Shanghai, Hong Kong and Mumbai. www.baincapital.com

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with more than $12 billion of capital under management. Golden Gate Capital partners with world-class management teams to invest in change-intensive, growth businesses where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate Capital have a long and successful history of investing with management partners across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate Capital is one of the most active investors in the software and IT sectors. Other notable software investments sponsored by Golden Gate Capital include Infor, Lawson, Attachmate, Novell, Ex Libris, Micro Focus and Aspect. www.goldengatecap.com

About GIC

The Government of Singapore Investment Corporation Private Limited (GIC) is a sovereign wealth fund established in 1981 to manage Singapore’s foreign reserves. GIC’s mission is to preserve and enhance the international purchasing power of the reserves, with the aim to achieve good long-term returns above global inflation over the investment time horizon of 20 years. With a network of nine offices in key financial capitals around the world, GIC invests internationally in equities, fixed income, money-market instruments, real estate and special investments. GIC Special Investments Pte Ltd, the private equity arm of GIC, is one of the world’s largest private equity investors and manages a multi-billion dollar portfolio of fund investments and direct investments in companies. www.gic.com.sg/

About Insight Venture Partners

Insight Venture Partners is a leading venture capital and private equity firm investing in eCommerce, Internet, on-premise and SaaS-based software and data-services companies. Founded in 1995, Insight has raised more than $6 billion and made more than 190 investments. Our mission is to find, fund and work successfully with visionary executives who are driving change in their industries. www.insightpartners.com

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BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries. All other trademarks or registered trademarks are the property of their respective owners. © 2012 BMC Software

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of documents filed by BMC Software, Inc. with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of BMC Software, Inc.’s filings with the SEC from BMC Software, Inc.’s website at http://investors.bmc.com/sec.cfm or by directing a request to: BMC Software, Inc., 2101 CityWest Blvd., Houston, Texas 77042-2827, Attn: Investor Relations, (713) 918-1805.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on June 5, 2012 (as amended by the proxy statement supplement filed on July 3, 2012). Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction and (5) the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

BMC Software:

Mark Stouse, Global Communications

281-468-1608

mark_stouse@bmc.com

Derrick Vializ, Investor Relations

713-918-1805

derrick_vializ@bmc.com

Andy Brimmer / Nicholas Lamplough

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

abrimmer@joelefrank.com

nlamplough@joelefrank.com

For Bain Capital:

Stanton Public Relations & Marketing

Alex Stanton/Charlyn Lusk

212-780-0701

AStanton@stantonprm.com

CLusk@stantonprm.com

For Golden Gate Capital:

Sard Verbinnen & Co

Paul Kranhold/Jenny Gore

(415) 618-8750

Nathaniel Garnick

(212) 687-8080

For GIC:

Ms. Mah Lay Choon

Senior Vice President, Corporate Affairs & Communications

Tel: (65) 6889 6841

H/P: (65) 9838 9425

mahlaychoon@gic.com.sg

For Insight Venture Management, LLC:

GF Bunting PR

David Satterfield

(408) 802-6767